UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 9, 2014

VALLEY NATIONAL BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)
(973) 305-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 9, 2014, the Annual Meeting of Shareholders of Valley National Bancorp (the “Company”) was held. A total of 173,676,514 of the Company’s shares were present or represented by proxy at the meeting. The Company’s shareholders took the following actions:
Proposal #1 – Voted on the election of 17 persons, named in the Proxy Statement, to serve as directors of the Company for the ensuing year constituting the entire Board of Directors. The following is a list of directors elected at the Annual Meeting with the number of votes “For”, “Against”, "Abstain" and Broker "Non-Votes".

	Number of Votes
Name	For	Against	Abstain	Broker Non-Votes
Andrew B. Abramson	111,705,122	4,312,679	1,070,202	56,588,511
Peter J. Baum	110,381,537	3,026,975	1,134,070	59,133,932
Pamela R. Bronander	110,034,244	3,420,996	1,087,341	59,133,933
Peter Crocitto	109,500,724	3,687,598	1,354,257	59,133,935
Eric P. Edelstein	106,697,103	6,401,425	1,444,053	59,133,933
Alan D. Eskow	107,331,042	6,241,013	970,526	59,133,933
Mary J. Steele Guilfoile	107,120,755	6,464,224	957,551	59,133,984
Graham O. Jones	106,575,539	6,740,522	1,226,468	59,133,985
Walter H. Jones, III	106,536,233	6,774,949	1,231,396	59,133,936
Gerald Korde	109,310,704	4,212,320	1,019,557	59,133,933
Michael L. LaRusso	109,900,585	3,702,165	939,832	59,133,932
Marc J. Lenner	110,084,012	3,501,251	957,318	59,133,933
Gerald H. Lipkin	109,304,573	4,210,264	1,027,740	59,133,937
Barnett Rukin	109,762,514	3,823,487	956,581	59,133,932
Suresh L. Sani	108,973,855	4,181,269	1,387,459	59,133,931
Robert C. Soldoveri	106,243,569	6,924,585	1,374,430	59,133,930
Jeffrey S. Wilks	105,820,298	7,123,000	1,599,285	59,133,930
Proposal #2 – Approved, on a non-binding basis, the compensation of the Company’s named executive officers as determined by the Compensation and Human Resources Committee.
The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	76,951,385
Against	31,436,354
Abstained	5,979,486
Broker Non-Votes	59,133,939

Proposal #3 – Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
The number of shares voted “For” and “Against” this proposal, as well as the number of abstentions and broker non-votes, is as follows:

Number of Votes
For	168,656,139
Against	2,778,347
Abstain	2,242,029
Broker Non-Votes	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 9, 2014		VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Senior Executive Vice President & Chief Financial Officer